Exhibit 99.1

Burlington Stores, Inc. Announces Launch of Debt Repricing and Extension Transaction and Updates Guidance for the Third Quarter Ended October 28, 2017

•	For the 13 weeks ended October 28, 2017 compared with the 13 weeks ended October 29, 2016, the Company now expects:
•	Total sales to increase approximately 7.1% vs. previous guidance of 6.7% to 7.7%;
•	Comparable store sales to increase approximately 3.1% vs. previous guidance of 2% to 3%; and
•	Adjusted EBITDA in the range of $129 million to $131 million, and Adjusted EPS in the range of $0.64 to $0.66, above previous Adjusted EPS guidance of $0.58-$0.61

BURLINGTON, New Jersey; October 30, 2017 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today announced the launch of a debt repricing and extension transaction and provided updated guidance for the third quarter ended October 28, 2017.

Launch of Debt Transaction

The Company is seeking commitments from lenders under a new senior secured credit facility for an aggregate principal amount of $1,117 million and expects the new senior credit facility to comprise a single tranche of loans maturing in 2024.  The net proceeds of the new senior credit facility will be used to repay all indebtedness outstanding under the existing term loan B facility, which is set to mature in 2021, and to pay related fees and expenses. The Company is seeking pricing of 2.25% to 2.50% with a 0.75% LIBOR floor versus the current 2.75% with a 0.75% LIBOR floor.

Updated Guidance

Adjusted EBITDA is expected to be in the range of $129 million to $131 million and Adjusted EPS is expected to be in the range of $0.64-$0.66, including an approximate $0.02 benefit from the recent accounting change for share-based compensation. This compares to Adjusted EBITDA and Adjusted EPS for the prior year period of $109.6 million and $0.51, respectively. These estimates are based on a total sales increase of approximately 7.1%, which includes a comparable store sales increase of approximately 3.1%.   Consistent with the Company’s policy regarding weather related incidents, the comparable store sales estimate excludes 19 stores which were closed for 7 or more days within a month during the third quarter. The impact of these store closures are reflected in the total sales estimate. The Company will review its operating performance in detail when it announces third quarter Fiscal 2017 results in late November.

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures set out above to their most comparable GAAP financial measures because it would require the Company to create estimated ranges on a GAAP basis, which would entail unreasonable effort.  Adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with reasonable certainty but may include, among others, costs related to debt amendments, loss on extinguishment of debt, and impairment charges, as well as the tax effect of such items.  Some or all those adjustments could be significant.

The Company’s sales and profit expectations are estimated and subject to completion of the quarter-end closing adjustments. As the Company has not completed its quarter close, the sales and profit expectations presented in this press release may change. This data has been prepared by management.

There can be no assurances that the Company will be able to consummate the debt transaction on the terms described or at all. The Company is providing updated guidance given the launch of the debt transaction and the improvement in its expected performance as compared to its original third quarter guidance previously provided in conjunction with its second quarter 2017 results on August 24, 2017. Investors should not expect the Company to provide interim quarterly updates of guidance or outlook information in advance of scheduled quarterly earnings announcement dates.

Adjusted Earnings per Share (EPS) and Adjusted EBITDA

This press release presents information with respect to the Company’s estimated Adjusted EPS and Adjusted EBITDA (earnings before (i) net interest expense, (ii) loss on extinguishment of debt, (iii) costs related to debt amendments, (iv) stock option modification expense, (v) depreciation and amortization, (vi) impairment charges, (vii) amounts related to certain ongoing litigation, and (viii) taxes), each of which is considered a Non-GAAP financial measure. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EPS is defined as Adjusted Net Income divided by the weighted average shares outstanding. Adjusted Net Income is defined as net income for the period plus (i) net favorable lease amortization, (ii) costs related to debt amendments, (iii) stock option modification expense, (iv) loss on extinguishment of debt, (v) impairment charges and (vi) amounts related to certain ongoing litigation, all of which are tax effected to arrive at Adjusted Net Income.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2016 revenue of $5.6 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 600 stores as of the end of the second quarter of Fiscal 2017, inclusive of an internet store, in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 65% off other retailers' prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home and coats.

For more information about the Company, visit www.burlingtonstores.com.

Investor Relations Contact:

David J. Glick

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

Caitlin Morahan

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.